Registration  No.  33-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        AMERICAN EAGLE MANUFACTURING CO.
                      -----------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             NEVADA                                            88-0429812
-------------------------------                                ----------
(STATE  OR  OTHER  JURISDICTION                              (IRS  EMPLOYER
 OF  INCORPORATION)                                         IDENTIFICATION  NO.)


2052  CORTE  DEL  NOGAL,  CARLSBAD,  CALIFORNIA                      92009
-----------------------------------------------                    ----------
(ADDRESS  OF  PRINCIPAL  EXECUTIVE  OFFICES)                       (ZIP CODE)


                           STOCK ISSUANCE PURSUANT TO
                      2004 NON-QUALIFIED STOCK OPTION PLAN
                    ----------------------------------------
                            (FULL TITLE OF THE PLAN)


                                                  COPY  TO:
DON  LOGAN                                        DAVID M. LOEV, ATTORNEY AT LAW
AMERICAN  EAGLE  MANUFACTURING  CO.               2777  ALLEN  PARKWAY
2052  CORTE  DEL  NOGAL                           SUITE  1000
CARLSBAD,  CALIFORNIA  92009                      HOUSTON,  TEXAS  77019
(760)  804-1789                                  (713)  524-4110
NAME,  ADDRESS  AND  TELEPHONE
NUMBER  OF  AGENT  FOR  SERVICE)


     APPROXIMATE DATE OF PROPOSED SALES PURSUANT TO THE PLAN: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.


                            CALCULATION OF REGISTRATION FEE


TITLE OF SECURITIES            AMOUNT TO       PROPOSED       PROPOSED     AMOUNT
TO BE REGISTERED                   BE          MAXIMUM        MAXIMUM        OF
                               REGISTERED   OFFERING PRICE   AGGREGATE    REGISTRA-
                                                 PER          OFFERING      TION
                                              SHARE (1)        PRICE         FEE

Common Stock, $.001 par value   5,500,000   $    0.89       $4,922,500  $   620.20
-----------------------------  ----------  ----------------  ----------  ----------


(1)     Calculated  in  accordance  with  Rule  457(c)  solely  for  the purpose of determining  the  registration  fee.  The offering price is based on the average of the  bid  and asked price as reported on the Nasdaq Electronic Bulletin Board as of
August 9,  2004.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM  1.     PLAN  INFORMATION

     Information required by Item 1 is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act.

ITEM  2.     REGISTRATION  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION

     Information required by Item 2 is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement and are made a part hereof:

     (a) The Annual Report of American Eagle Manufacturing Co. (the "Company") on Form 10-KSB filed on April 18, 2003 for the fiscal year ended December 31, 2002, as amended by Form 10-KSB/A filed on April 24, 2003, which includes audited financial statements as of and for the year ended December 31, 2002.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in Item 3(a) above, including the report on Form 8-K/A filed on February 10, 2004, which includes audited consolidated financial statements of American Eagle Corporation, our wholly-owned subsidiary, as of and for the year ended June 30, 2003.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superceded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also, or is deemed to be, incorporated herein by reference modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

ITEM  4.     DESCRIPTION  OF  SECURITIES

COMMON  STOCK

     GENERAL.  The  Company  is authorized to issue 200,000,000 shares of Common
Stock,  $.001  par  value  per  share.

     The holders of the Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of the Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. The holders of the Common Stock as such have no conversion, sinking fund, cumulative, preemptive or other subscription rights and there are no redemption provisions applicable to the Common Stock.

     VOTING RIGHTS. The holders of the Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the results that the holders of shares having more than fifty percent (50%) of the votes for the election of directors can elect all of the directors.

     DIVIDEND POLICY. During the last two fiscal years, the Company has not paid any dividends on its Common Stock. The payment of dividends, if any, in the future is within the discretion of the Board of Directors and will depend upon the Company's earnings, its capital requirements and financial condition and other relevant factors. The Board does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in the Company's business operations.

ITEM  5.     INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL

     Legal counsel for the Company is the owner of 50,000 restricted shares and 3,105 free-trading shares of the Company's common stock.

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Nevada law authorizes a corporation to indemnify directors, officers, employees or agents of the corporation in non-derivative suits if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, as determined in accordance with Nevada law.

     The Company's Bylaws provide indemnification for any present or former director, advisor director or officer of the Company, any person who served in any such capacity at the Company's request in another corporation, partnership joint venture, trust, employee benefit plan or other enterprise, and any person nominated or designated by the Board of Directors to serve in any of the above mentioned capacities (the "Indemnitee") against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred in connection with any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding ("Proceeding") in which the Indemnitee was, is or is threatened to be named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, in any of the capacities referred to above, if it is determined that the Indemnitee conducted himself in good faith, reasonable believed that his conduct was in the Company's best interest (or at least not opposed to the Company's best interest in certain cases), or in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. If the Indemnitee is found liable to the Company or is found liable on the basis that personal benefit was improperly obtained, the Bylaws limit the indemnification to the reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding. The Bylaws do not provide indemnification in respect of any proceeding in which the Indemnitee has been found liable for willful or intentional misconduct in the performance of his duty to the Company. The indemnification provided by the Bylaws is applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven. The indemnification is not exclusive of, and does not preclude, any other rights to which an Indemnitee may at any time be entitled under the Company's Articles of Incorporation, any law, agreement or vote of shareholders or disinterested directors, or otherwise, or under any policy or policies of insurance purchased and maintained by the Company on behalf of any Indemnitee as to action in any capacity.

The provisions affecting personal liability do not abrogate a director's or officer's fiduciary duty to the Company and its shareholders, but eliminate personal liability for monetary damages for breach of that duty. The provisions regarding indemnification do not, however, eliminate or limit the liability of an officer or director for failing to act in good faith, for acting in a manner not in the Company's best interest, for engaging in willful or intentional misconduct, fraud or knowingly violating a law, for authorizing the illegal payment of a dividend or repurchase of stock, for obtaining a personal benefit in money, property or services to which the officer or director is not legally entitled or for violations of the federal securities laws including those regarding "short-swing" profits. The provisions also do not eliminate or limit the liability of a director for breaching a director's duty of loyalty, which is generally described as the duty not to engage in any transaction which involves a conflict between the interest of the Company and those of the director.

ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED

     Not  applicable.

ITEM  8.     EXHIBITS

4.1     2004  Non-Qualified  Stock  Option  Plan
5.1 Opinion and consent of David M. Loev, Attorney at Law re: the legality of the shares being registered
23.1    Consent  of  David  M.  Loev, Attorney at Law (included in Exhibit 5.1)
23.2    Consent  of  Malone  &  Bailey,  PLLC,  Certified  Public  Accountants
23.3    Consent  of  Pollard-Kelley  Auditing  Services,  Inc.

ITEM  9.     UNDERTAKINGS

     (a)     The  registrant  hereby  undertakes:

          (1) To file, during any period in which offers or sells are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining liability under the Securities Act of 1933, each post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California on July 20, 2004.

                                    AMERICAN  EAGLE  MANUFACTURING  CO.


                                    BY: /s/ Don Logan
                                        --------------------------------------
                                        Don  Logan,  Chief  Executive  Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES         TITLE                                       DATE
----------         -----                                       ----

/s/ Don Logan
------------------
Don  Logan             Chief  Executive  Officer,  Principal    August 11,  2004
                       Financial  and  Accounting  Officer
                       and  Director


/s/ Barrie Logan
------------------
Barrie  Logan          Director                                 August 11,  2004

EXHIBIT  4.1



                        AMERICAN EAGLE MANUFACTURING CO.
                      2004 NON-QUALIFIED STOCK OPTION PLAN

     1.     Purpose.  This  2004 Non-Qualified Stock Option Plan (the "Plan") is
            -------
intended to promote the financial success and interests of American Eagle Manufacturing Co. (the "Company") and materially increase shareholder value by giving incentives to the eligible officers and other employees and directors of, and consultants and advisors to, the Company, its parent (if any) and any present or future subsidiaries of the Company (collectively, "Related Corporations") through providing opportunities to acquire stock in the Company. As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation", respectively, as those terms are defined in Sections 424(e) and 424(f) or successor provisions of the Internal Revenue Code of 1986 as amended from time to time (the "Code"). Any proceeds of cash or property received by the Company for the sale of the Company's Common Stock pursuant to options granted under this Plan will be used for general corporate purposes.

     2.     Structure  of  the  Plan.  The  Plan  permits the following separate
            ------------------------
types  of  grant:

A. Options may be granted hereunder to purchase shares of common stock of the Company. These options will not qualify as Incentive Stock Options. The Non-Qualified Options are sometimes referred to hereinafter as "Options".

B.   Awards  of  stock  in  the  Company  ("Awards")  may  be  granted.

C. Opportunities to make direct purchases of stock in the Company ("Purchases") may be authorized.

Options, Awards and authorizations to make Purchases are sometimes referred to hereinafter as "Stock Rights".

      3.     Administration  of  the  Plan.
             -----------------------------

A. The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may in its sole discretion grant Options, authorize Purchases and grant Awards, as provided in the Plan. The Board shall have full power and authority, subject to the express provisions of the Plan, to construe and interpret the Plan and all Option agreements, Purchase authorizations and Award grants thereunder, to establish, amend and rescind such rules and regulations as it may deem appropriate for the proper administration of the Plan, to determine in each case the terms and provisions which shall apply to a particular Option agreement, Purchase authorization, or Award grant, and to make all other determinations which are, in the Board's judgment, necessary or desirable for the proper administration of the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option agreement, Purchase authorization or Award grant in the manner and to the extent it shall, in its sole discretion, consider expedient. Decisions of the Board shall be final and binding on all parties who have an interest in the Plan or any Option, Purchase, Award, or stock issuance thereunder. No director or person acting pursuant to authority delegated by the Board shall be liable for any action or determination under the Plan made in good faith.

B. The Board may, to the full extent permitted by and consistent with applicable law and the Company's By-laws, and subject to Subparagraph D hereinbelow, delegate any or all of its powers with respect to the administration of the Plan to a committee (the "Committee") appointed by the Board. If a Committee has been appointed, all references in this Plan to the Board shall mean and relate to that Committee.

C. Those provisions of this Plan which make express reference to Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule ("Rule 16b-3"), or which are required in order for certain option transactions to qualify for exemption under Rule 16b-3, shall apply only to those persons required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

D. If the Company registers any class of equity security under Section 12 of the Exchange Act, the selection of a director or an officer (as the terms "director" and "officer" are defined for purposes of Rule 16b-3) as a recipient of an option, the timing of the option grant, the exercise price of the option and the number of shares subject to the option shall be determined either (i) by the Board, if all of the Board members are disinterested persons within the meaning of Rule 16(b)(3), or (ii) by two or more directors having full authority to act in the matter, each of whom shall be such a disinterested person.

     4.     Eligible  Employees and Others.  Non-Qualified Options,  Awards, and
            -------------------------------
authorizations to make Purchases may be granted to any employee, officer or director of, or consultant or advisor to the Company or any Related Corporation, except for instances where services are in connection with the offer or sale of securities in a capital-raising transaction, or they directly or indirectly promote or maintain a market for the Company's securities. In making such determinations, the Board and/or the Committee may take into account the nature of the services rendered by such person, his or her present and potential contribution to the Company's success, and such other factors as the Board and/or Committee in its discretion shall deem relevant. The granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Stock Rights.

     5.     Stock.  The  stock subject to Options, Awards and Purchases shall be
            -----
authorized but unissued shares of common stock of the Company ("Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued under the Plan is Five Million Five Hundred Thousand (5,500,000), subject to adjustment as provided in Paragraph 13. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if the Company shall reacquire any nonvested shares issued pursuant to Awards or Purchases, the unpurchased shares subject to such Option, or such nonvested shares so reacquired shall again be available for grants of Stock Rights under the Plan. No fractional shares of Common Stock shall be issued, and the Board and/or Committee shall determine the manner in which fractional share value shall be treated.

     6.     Option  Agreements.  As  a condition to the grant of an Option, each
            ------------------
recipient of an Option shall execute an option agreement in such form not inconsistent with the Plan as the Board shall approve. These option agreements may differ among recipients. The Board may, in its sole discretion, include additional provisions in option agreements, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guarantee loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board; provided, however, that such additional provisions shall not be inconsistent with any provision of the Plan.

     7.     Option  Exercise  Price.
            -----------------------

A. Subject to Subparagraph 3D of this Plan and Subparagraph B of this Paragraph 7, the purchase price per share of Common Stock deliverable upon the exercise of an Option ("exercise price") shall be determined by the Board.

B. The exercise price of each Non-Qualified Option granted under the Plan shall in no event be less than the par value per share of the Company's Common Stock.

     8.     Cancellation  and  New  Grant of Options, Etc.  The Board shall have
            ---------------------------------------------
the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding Options and the grant in substitution therefor of new Options covering the same or different shares of Common Stock and having an exercise price per share which may be lower or higher than the exercise price per share of the canceled Options.

     9.     Exercise  of  Options.
            ---------------------

A. Each Option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing the Option, subject to the provisions of the Plan. The partial exercise of an option shall not cause the expiration, termination or cancellation of the remaining portion thereof. The Board may, in its sole discretion, (i) accelerate the date or dates on which all or any particular Option or Options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, Option or Options granted under the Plan may be exercised.

B. Options granted under the Plan may provide for payment of the exercise price plus taxes (as provided in Section 22, below) by any of the following methods:

(i) In cash, by wire transfer, by certified or cashier's check, or by money order; or

(ii) By delivery to the Company of an exercise notice that requests the Company to issue to the Optionee the full number of shares as to which the Option is then exercisable, less the number of shares that have an aggregate Fair Market Value, as determined by the Board in its sole discretion at the time of exercise, equal to the aggregate purchase price of the shares to which such exercise relates. (This method of exercise allows the Optionee to use a portion of the shares issuable at the time of exercise as payment for the shares to which the option relates and is often referred to as a "cashless exercise." For example, if the Optionee elects to exercise 1,000 shares at an exercise price of $0.25 and the current Fair Market Value of the shares on the date of exercise is $1.00, the Optionee can use 250 of the 1,000 shares at $1.00 per share to pay for the exercise of the entire Option (250 x $1.00 = $250.00) and receive only the remaining 750 shares.)

     For purposes of this section, " Fair Market Value" shall be defined as the average closing price of the common stock (if actual sales price information on any trading day is not available, the closing bid price shall be used) for the five trading days prior to the Date of Exercise of this Option (the "Average Closing Bid Price"), as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or if the common stock is not traded on NASDAQ, the Average Closing Bid Price in the over-the-counter market; provided, however, that if the common stock is listed on a stock exchange, the Fair Market Value shall be the Average Closing Bid Price on such exchange; and, provided further, that if the common stock is not quoted or listed by any organization, the fair value of the common stock, as determined by the Board of Directors of the Company, whose determination shall be conclusive, shall be used). In no event shall the Fair Market Value of any share of Common Stock be less than its par value.

     10.     Option  Period.   Subject   to  earlier   termination  under  other
             --------------
provisions  of  this Plan, each Option and all rights thereunder shall expire on
such  date  as  shall  be  set   forth  in  the  applicable   option  agreement.

     11.     Nontransferability  of Options.  Options shall not be assignable or
             ------------------------------
transferable by the optionee, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, except to the extent otherwise provided in the agreement evidencing the Option, shall be exercisable only by the optionee.

     12.     Effect of Termination of Employment or Other Relationship.  Subject
             ---------------------------------------------------------
to all other provisions of the Plan, the Board shall determine the period of time during which an Optionee may exercise an Option following (i) the termination of the optionee's employment or other relationship with the Company or a Related Corporation or (ii) the death or disability of the optionee. Such periods shall be set forth in the agreement evidencing the Option.

     13.     Adjustments.
             -----------

A. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (a) the maximum number and kind of shares reserved for issuance under the Plan, (b) the number and kind of shares or other securities subject to any then outstanding Options under the Plan, and (c) the price for each share subject to any then outstanding Options under the Plan, without changing the aggregate purchase price as to which such Options remain exercisable. No fractional shares shall be issued under the Plan on account of any such adjustments.

B. Any adjustments under this Paragraph 13 shall be made by the Board of Directors, whose determination as to what adjustments, if any, will be made
     and  the  extent  thereof   shall  be   final,   binding  and  conclusive.

     14.     Rights  as  a  Shareholder.  The  holder of an Option shall have no
             --------------------------
rights as a shareholder with respect to any shares covered by the option (including, without limitation, any voting rights, the right to inspect or receive the Company's balance sheets or financial statements or any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     15.     Merger,  Consolidation,  Asset  Sale,  Liquidation,  Etc.
             --------------------------------------------------------

A. Except as may otherwise be provided in the applicable option agreement, in the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity, or in the event of the liquidation of the Company (each, a "Change in Control"), the Board, or the board of directors of any corporation assuming the obligations of the Company, shall, in its discretion, take any one or more of the following actions, as to outstanding Options: (i) provide that such Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); (ii) upon written notice to the optionees, provide that any and all outstanding Options shall become exercisable in full (to the extent not otherwise so exercisable) as of a specified date or time ("Accelerated Vesting Date") prior to the consummation of such transaction, and that all unexercised Options shall terminate as of a specified date or time ("Accelerated Expiration Date") following the Accelerated Vesting Date unless exercised by the Optionee prior to the Accelerated Expiration Date; provided, however, that optionees shall be given a reasonable period of time within which to exercise or provide for the exercise of outstanding Options following such written notice and before the Accelerated Expiration Date; (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), terminate each outstanding Option in exchange for a payment, made or provided for by the Company, equal in amount to the excess, if any, of the Merger Price over the per-share exercise price of each such Option, times the number of shares of Common Stock subject to such Option; or (iv) terminate each outstanding Option in exchange for a cash payment equal in amount to the product of the excess, if any, of the fair market value of a share of Common Stock over the per-share exercise price of each such Option, times the number of shares subject to such Option. The Board shall determine the fair market value of a share of Common Stock for purposes of the foregoing, and the Board's determination of such fair market value shall be final, binding and conclusive.

B. In the event of a Change in Control and to the extent the rights described in this Section 15B are not already substantially provided to each Qualified Option Recipient (as defined below) by the Board (or the board of directors of any corporation assuming the obligations of the Company) pursuant to Section 15A, beginning on the date which is 180 days from the date of such Change in Control, each Qualified Option Recipient shall have the right to exercise and receive from the Company or its successor their respective Acceleration Amount (as defined below). A "Qualified Option Recipient" is defined as an option recipient hereunder who both (A) has maintained a relationship as an employee, officer or director of, or consultant or advisor to, the Company or its successor for the 180 days immediately prior to the Change in Control and (B) on the date which is 180 days after the date of the Change in Control, either (i) maintains a relationship as an employee, officer or director of, or consultant or advisor to, the Company or its successor or (ii) fails to maintain a relationship as an employee, officer or director of, or consultant or advisor to, the Company or its successor by reason of having such relationship terminated by the Company or its successor other than for Cause, where "Cause" means willful misconduct or willful failure of the option recipient to perform the responsibilities of such option recipient's agreed-upon business relationship with the Company or its successor, including without limitation such option recipient's breach of any provision of any employment, consulting, nondisclosure, non-competition or similar agreement between the option recipient and the Company. With respect to each Qualified Option Recipient, the "Acceleration Amount" shall mean the lesser of (a) the number of additional shares of Common Stock (or their equivalent) which would have become vested pursuant to their option agreement over the twelve (12) month period following the date of the Change in Control or (b) fifty percent (50%) of the shares of Common Stock (or their equivalent) which had not yet vested pursuant to their option agreement as of the date of the Change in Control. The Board and, where applicable, the board of directors of any corporation assuming the obligations of the Company, shall take all necessary action to accomplish the purposes of this Section 15B, including all such actions as are necessary to provide for the assumption of such obligation upon the Change in Control.

C. The Company may grant Options under the Plan in substitution for Options held by employees of another corporation who become employees of the Company or a Related Corporation as the result of a merger or consolidation of the employing corporation with the Company or a Related Corporation, or as a result of the acquisition by the Company or a Related Corporation of property or stock of the employing corporation. The Company may direct that substitute Options be granted on such terms and conditions as the Board considers appropriate in the circumstances.

D. In the event of a Change in Control and with respect thereto, the rights and responsibilities of holders of Stock Rights pursuant to this Plan shall be governed first and foremost by the Company's agreement with the respective recipient of such Stock Rights and then, to the extent applicable, by the terms of this Section 15.

     16.     Stock  Restriction  Agreement.  As  a  condition to the grant of an
             -----------------------------
Award or a Purchase authorization under the Plan, the recipient of the Award or Purchase authorization shall execute an agreement ("Stock Restriction Agreement") in such form not inconsistent with the Plan as may be approved by the Board. Stock Restriction Agreements may differ among recipients. Stock Restriction Agreements may include any provisions the Board determines should be included and that are not inconsistent with any provision of the Plan.

     17.     No  Special Employment Rights.  Nothing contained in the Plan or in
             -----------------------------
any option agreement or other agreement or instrument executed pursuant to the provisions of the Plan shall confer upon any Optionee any right with respect to the continuation of his or her employment by the Company or any Related Corporation or interfere in any way with the right of the Company or a Related Corporation at any time to terminate such employment or to increase or decrease the compensation of the optionee.

     18.     Other  Employee  Benefits.  Except as to plans which by their terms
             -------------------------
include such amounts as compensation, no amount of compensation deemed to be received by an employee as a result of the grant or exercise of an Option or the sale of shares received upon such exercise, or as a result of the grant of an Award or the authorization or making of a Purchase will constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board.

     19.     Amendment  of  the  Plan.
             ------------------------

A. The Board may at any time, and from time to time, modify or amend the Plan in any respect.

B. The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect the optionee's rights under an Option previously granted. With the consent of the Optionee affected, the Board may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board shall have the right to amend or modify (i) the terms and provisions of the Plan, and (ii) the terms and provisions of the Plan and of any outstanding Option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

     20.     Investment  Representations.  The  Board  may require any person to
             ---------------------------
whom an Option is granted, as a condition of exercising such Option, and any person to whom an Award is granted or a Purchase is authorized, as a condition thereof, to give written assurances in substance and form satisfactory to the Board to the effect that such person is acquiring the Common Stock subject to the Option, Award or Purchase for such person's own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

     21.     Compliance  With  Securities Laws.  Each Option shall be subject to
             ---------------------------------
the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or quali-fication of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on condi-tions acceptable to the Board. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

     22.     Withholding.  The  Company  shall  have  the  right  to deduct from
             -----------
payments of any kind otherwise due to the Optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of Options under the Plan or upon the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, or the vesting of restricted Common Stock acquired pursuant to a Stock Right. The Board in its sole discretion may condition the exercise of an Option, the grant of an Award, the making of a Purchase, or the vesting of restricted shares acquired by exercising a Stock Right on the grantee's payment of such additional withholding taxes by 1) additional withholding if the Optionee is an existing employee with respect to whom the Company withholds taxes on the date of exercise (or such other time as the Company's obligation to withhold taxes may accrue); or 2) direct payment of the required withholding to the Company. The Compensation Committee of the Board of Directors or the Board of Directors, as applicable, in their sole discretion, shall determine the amount of taxes that are required to be withheld.

     23.     Effective  Date  and  Duration  of  the  Plan.
             ---------------------------------------------

A. The Plan shall become effective when adopted by the Board, and Stock Rights granted under the Plan shall become exercisable upon the Board's approval of the Plan. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board. Stock Rights may be granted under the Plan at any time after the effective date and before the termination date of the Plan.

B. Unless sooner terminated as provided elsewhere in this Plan, this Plan shall terminate upon the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board. Stock Rights outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Stock Rights.


              Adopted by the Board of Directors on July 20, 2004.

EXHIBIT  5.1


                         DAVID M. LOEV, ATTORNEY AT LAW
                         2777 ALLEN PARKWAY, SUITE 1000
                                HOUSTON, TX 77019
                               713-524-4110 PHONE
                             713-524-4122 FACSIMILE

August 11,  2004


American  Eagle  Manufacturing  Co.
2052  Corte  Del  Nogal
Carlsbad,  California  92009

Re:     Form  S-8  Registration  Statement

Gentlemen:

You have requested that we furnish you our legal opinion with respect to the legality of the following described securities of American Eagle Manufacturing Co. (the "Company"), covered by a Form S-8 Registration Statement (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933:

     - 5,500,000 shares (the "Shares") of common stock, $.001 par value issuable pursuant to the 2004 Non-Qualified Stock Option Plan (the "Plan").

In connection with this opinion, I have examined the corporate records of the Company, including the Company's Articles of Incorporation, Bylaws, and the Minutes of its Board of Directors and Shareholders meetings, the Plan, the Registration Statement, and such other documents and records as I deemed relevant in order to render this opinion.

Based on the foregoing, it is my opinion that, after the Registration Statement becomes effective and the Shares have been issued and delivered as described therein, the Shares will be validly issued, fully paid and non-assessable.

The Company has been advised that the Shares are not eligible for issuance where services are in connection with the offer or sale of securities in a capital-raising transaction, or they directly or indirectly promote or maintain a market for the Company's securities.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding this firm and use of my name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

     Sincerely,


     /s/  David  M.  Loev,  Attorney  at  Law

EXHIBIT 23.2

Consent of Independent Auditors

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of American Eagle Manufacturing Co. (formerly Harbour Front Holdings, Inc. and prior to that, The Bauer Partnership, Inc.) of our report dated April 14, 2003, which appears in the Registrant's Form 10-KSB, as amended, for the year ended December 31, 2002.

Malone & Bailey, PLLC
Certified Public Accountants
2925 Briarpark, Suite 930
Houston, Texas 77042
www.malone-bailey.com
---------------------

August 11, 2004

EXHIBIT 23.3

Consent of Independent Auditors

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of American Eagle Manufacturing Co. (formerly Harbour Front Holdings, Inc. and prior to that, The Bauer Partnership, Inc.) of our report dated November 30, 2003, which appears in the Registrant's Form 8-K/A filed on February 10, 2004.

Pollard-Kelley Auditing Services, Inc.
Auditing Services
3250 West Market St, Suite 307
Fairlawn, OH 44333
330-864-2265

August 12, 2004